UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form	8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 17, 2026
NEXTDECADE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36842	46-5723951
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana Street, Suite 3300
Houston, Texas		77002
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (713) 574-1880
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, $0.0001 par value	NEXT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On June 17, 2026 (the “Closing Date”), Rio Grande LNG Intermediate HoldCo Borrower, LLC, a Delaware limited liability company (“RGLNG HoldCo Borrower”) and an indirect subsidiary of NextDecade Corporation (“NextDecade” or the “Company”) entered into a Credit Agreement (the “Credit Agreement”) by and among RGLNG HoldCo Borrower, as borrower, Wilmington Trust, National Association, as the administrative agent and the collateral agent (the “Administrative Agent” or “Collateral Agent”, as applicable), and the lenders party thereto (the “HoldCo Lenders”).
RGLNG HoldCo Borrower is the direct parent of Rio Grande LNG Holdings, LLC, which is the direct parent of Rio Grande LNG, LLC (“RGLNG”), the entity that owns the first three trains of the Rio Grande LNG Facility. RGLNG HoldCo Borrower is an indirect, wholly owned subsidiary of Rio Grande LNG Intermediate Holdings, LLC, the joint venture entity formed to indirectly own the equity interest in RGLNG and an indirect subsidiary of the Company.
The Credit Agreement provides for a term loan facility (the “RGLNG HoldCo Loans”) in an amount of $1.0 billion, the proceeds of which RGLNG HoldCo Borrower will use (i) primarily to make an equity contribution to RGLNG, which contribution RGLNG will use to reduce outstanding borrowings under its credit facilities, (ii) to pay certain fees and expenses associated with the Credit Agreement and the RGLNG HoldCo Loans made thereunder and (iii) to pay general and administrative expenses of RGLNG HoldCo Borrower.
The RGLNG HoldCo Loans will mature on June 17, 2033. Interest will accrue on the RGLNG HoldCo Loans at a rate equal to 7.05% per annum, with such interest payable semi-annually on March 30 and September 30 of each year, beginning on September 30, 2026 (or the next succeeding business day). Interest on the RGLNG HoldCo Loans will be paid in-kind until the first interest payment date after the third anniversary of the Closing Date unless elected by RGLNG HoldCo Borrower to pay in cash.
At any time or from time to time prior to June 17, 2029, RGLNG HoldCo Borrower may prepay all or a part of the RGLNG HoldCo Loans by paying the principal of the RGLNG HoldCo Loans to be prepaid plus the “call protection amount” set forth in the Credit Agreement, plus accrued and unpaid interest. At any time or from time to time between June 17, 2029 and June 17, 2030, RGLNG HoldCo Borrower may prepay all or a part of the RGLNG HoldCo Loans by paying 101% of the principal of the RGLNG HoldCo Loans to be prepaid plus accrued and unpaid interest, and any time on or after June 17, 2030, prepay the RGLNG HoldCo Loans by paying the principal of the RGLNG HoldCo Loans to be prepaid plus accrued and unpaid interest.
The Credit Agreement contains customary terms and events of default and certain covenants that, among other things, limit RGLNG HoldCo Borrower’s ability to incur additional indebtedness, make certain investments or pay dividends or distributions on equity interests or subordinated indebtedness or purchase, redeem, or retire equity interests, sell or transfer assets, incur liens, dissolve, liquidate, consolidate, merge, or sell or lease all or substantially all of its assets. The Credit Agreement further requires RGLNG HoldCo Borrower to submit certain reports and information to the Administrative Agent and the HoldCo Lenders and maintain a debt service coverage ratio of at least 1.05:1.00 at the end of each fiscal quarter starting from the first quarterly payment date for RGLNG’s project indebtedness to occur on or after the date that is ninety days following the project completion date. With respect to certain events, including a change of control event and receipt of certain proceeds from asset sales, events of loss or liquidated damages, the Credit Agreement requires RGLNG HoldCo Borrower to mandatorily prepay the HoldCo Lenders (a) with respect to a change of control event, all outstanding RGLNG HoldCo Loans at 101% or (b) with respect to each other event, the proceeds of the applicable event at par, in each case, on the terms specified in the Credit Agreement. The Credit Agreement covenants are subject to a number of important limitations and exceptions contained in the Credit Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2026.
In connection with the Credit Agreement, under a pledge agreement dated as of the Closing Date, by and among Rio Grande LNG Intermediate HoldCo Pledgor, LLC, a Delaware limited liability company (the “RGLNG HoldCo Pledgor”), and the Collateral Agent, RGLNG HoldCo Pledgor granted a security interest in favor of the Collateral Agent, for the benefit of the HoldCo Lenders, in the limited liability company interests of the RGLNG HoldCo Borrower held by the RGLNG HoldCo Pledgor.
On the Closing Date, RGLNG HoldCo Borrower also granted a security interest in favor of the Collateral Agent, for the benefit of the HoldCo Lenders, in substantially all of RGLNG HoldCo Borrower’s real and personal property, including its membership interest in Rio Grande LNG Holdings, LLC, pursuant to a security agreement by and between RGLNG HoldCo Borrower and the Collateral Agent.
On the Closing Date, RGLNG HoldCo Borrower entered into a Collateral and Intercreditor Agreement (the “RGLNG HoldCo Collateral and Intercreditor Agreement”) with Wilmington Trust, National Association, as Intercreditor

Agent and as Collateral Agent. The RGLNG HoldCo Collateral and Intercreditor Agreement sets forth the intercreditor arrangements that govern the relationships among the HoldCo Lenders and the holders of any other classes of indebtedness issued on a pari passu basis by RGLNG HoldCo Borrower (together with the RGLNG HoldCo Loans, the “RGLNG HoldCo Secured Debt”). In addition, each class of RGLNG HoldCo Secured Debt generally is subject to voting arrangements with respect to amendments, supplements, and waivers by such class. The RGLNG HoldCo Collateral and Intercreditor Agreement also includes various provisions regarding the collateral granted to all holders of RGLNG HoldCo Secured Debt and the application of proceeds thereof prior to and upon the exercise of remedies by the holders of RGLNG HoldCo Secured Debt. Any future representative of the holders of such RGLNG HoldCo Secured Debt will be required to accede to the RGLNG HoldCo Collateral and Intercreditor Agreement.
Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 18, 2026

NEXTDECADE CORPORATION

By:	/s/ Vera de Gyarfas
Name: Vera de Gyarfas
Title: General Counsel